Exhibit 99.1
Exicure, Inc. Announces Leadership Transition and
Changes to the Board of Directors

•Brian C. Bock to resign as President and CEO and become Special Advisor to the CEO for a transition period
•Dr. Matthias Schroff appointed President and CEO; will replace Mr. Bock on Board of Directors
•Timothy P. Walbert, Bosun Hau, and Andrew Sassine to resign from the Board of Directors for other commitments
•Dr. Elizabeth (Betsy) Garofalo appointed Chair of the Board of Directors to succeed Timothy P. Walbert

Chicago, IL. — February 4, 2022-- Exicure, Inc.® (NASDAQ: XCUR), a pioneer in gene regulatory drugs utilizing spherical nucleic acid (SNA™) technology, today announced that Brian C. Bock has submitted his resignation as President and Chief Executive Officer and a member of the Board of Directors of Exicure to pursue a new opportunity. Effective today, Mr. Bock will transition into an advisory role with the Company and will serve as Special Advisor to the Chief Executive Officer to assist during a transition period.

The Board has appointed Matthias Schroff, Ph.D., Exicure’s current Chief Scientific Officer, to succeed Mr. Bock effective February 4, 2022. Additionally, Dr. Schroff was appointed as a member of the Company’s Board of Directors to fill the vacancy resulting from Mr. Bock’s resignation from the Board.

The Company also announced today that Andrew (Andy) Sassine, a Board member and a member of the Audit Committee, has tendered his resignation to step down from the Board as of February 3, 2022. Timothy P. Walbert, who currently serves as Exicure’s Chair of the Board, and Bosun Hau, a Board member and Compensation Committee Chair, have each tendered their resignations to step down from the Board, effective February 4, 2022.

The Board has appointed Betsy Garofalo, M.D. to succeed Mr. Walbert as Chair of the Board and to serve on the Compensation Committee of the Board of Directors to fill the vacancy on the Compensation Committee resulting from Mr. Hau’s resignation from the Board. The Board also appointed Jeffrey L. Cleland, Ph.D. to serve as the Chair of the Compensation Committee following Mr. Hau’s resignation, and appointed Bali Muralidhar, M.D., Ph.D. to serve as a member of the Audit Committee following Mr. Sassine’s resignation.

“On behalf of the Board and the Exicure organization, I would like to thank Brian, Tim, Bosun and Andy for all of their contributions to the Company and wish all of them the best in the future,” said Dr. Garofalo. “Our leadership team has made good progress since the unfortunate events of the fourth quarter of 2021 in stabilizing the business, and I look forward to collaborating with Dr. Schroff to advance our promising proprietary and partnered therapeutic programs and continuing to focus on beneficial business development opportunities with the goal of increasing value for our shareholders.”

“We believe these changes will act to right size the number of board members to the state of our current operations, optimize our leadership to execute on our science driven programs and further reduce overall costs,” said Dr. Schroff. “With our versatile SNA platform and promising SCN9A non-opioid pain program, we have a solid foundation to build on. In addition, we are strengthened by our valuable partnerships and have received reassurances in 2022 of continuing commitments by both Ipsen Biopharm

Limited and AbbVie to moving forward our joint development plans and look forward to progressing these programs. We will also continue to proactively seek new partnerships in the field of nucleic acid therapies and expect to release important development data as we advance our SCN9A program through 2022.  With our high-caliber team of individuals, I am highly confident in our capabilities to overcome the challenges in the field of nucleic acid therapies and am very excited about the future prospects of Exicure.”

About Exicure, Inc.

Exicure, Inc. is a development-stage biotechnology company developing therapeutics for neurology and other genetic disorders based on its proprietary Spherical Nucleic Acid, or SNA, technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is based in Chicago, IL.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding the Company’s business plans and objectives, the continuation of the Company’s partnered programs, efforts to enter into new partnerships in the field of nucleic acid therapies and the proposed benefits of such partnered programs; the potential advantages and clinical benefit of the Company’s SNA platform and SCN9A program and the timing of future data readouts; the future prospects of the Company; the Company’s ability to execute on programs and reduce overall costs; and the Company’s plans to increase shareholder value. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market and other conditions, the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s preclinical programs do not advance into clinical or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; the ability of the Company to obtain or maintain collaborations and/or collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; the ability of the Company to protect its intellectual property rights; and the impact of the completion of the Company’s previously reported internal investigation on the Company’s business and diversion of management time and attention on related issues, including any related investigations or proceedings, shareholder lawsuits, reputational harm, or the possibility that executives or other employees may resign. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2021, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Contact:

Karen Sharma
MacDougall
781-235-3060
ksharma@macbiocom.com